                                                                     EXHIBIT 4.1

                            SYQUEST TECHNOLOGY, INC.

                      1997 ACCRUED VACATION EXCHANGE PLAN

                                JANUARY 21, 1997


1.  PURPOSE.

     The purpose of this Plan is to allow Company employees who have eligible accrued and unused vacation time from years prior to 1996 to exchange such accrued and unused time for Common Stock of the Company.

2.  DEFINITIONS.

     (A) "BOARD" means the Board of Directors of the Company.

     (B) "COMMON STOCK" means the Company's Common Stock, $.001 par value per share.

     (C) "COMPANY" means Syquest Technology, Inc., a Delaware corporation.

     (D) "ELECTION FORM" means the form attached as Exhibit A to be delivered to Employee Participants.

     (E) "ELIGIBLE VACATION TIME" means vacation time of Company employees that was accrued on or before December 31, 1995, and has not been used or exchanged for cash by such employee as of the effective date of this Plan.

     (F) "EMPLOYEE PARTICIPANT" means any person employed by the Company or any affiliate of the Company on the Exercise Date who has Eligible Vacation Time. A list of Employee Participants, none of whom is an "officer" (as that term is defined in Rule 16a-1 promulgated pursuant to the Securities Exchange Act of
1934) of the Company, and of their Eligible Vacation Time, is attached as Exhibit B.

     (G) "EXERCISE DATE" means February 14, 1997, the last day of the offering period of the Plan.

     (H) "FAIR MARKET VALUE" means 85% of the average of the closing sales prices for the Common Stock for the ten business days (January 31 and February 3, 4, 5, 6, 7, 10, 11, 12, 13) preceding the Exercise Date as quoted on the "NASDAQ" national market system.

     (I) "PLAN" means this Syquest Technology, Inc. 1997 Accrued Vacation Exchange Plan.

3.  ADMINISTRATION.

     The Plan shall be administered by the Board. The Board shall have the power to administer and interpret the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. The administration, interpretation or application of the Plan by the Board shall be final, conclusive and binding upon all participants.

4.  ELIGIBILITY.

     Only Employee Participants may participate in the cash exchange provisions described in paragraph 5(a) below or exchange vacation time for Common Stock pursuant to paragraph 5(b) below.

5.  EXCHANGE PROVISIONS.

     (A) CASH EXCHANGE.  Pursuant to the Company's existing accrued vacation
         -------------
time policy (which is not affected hereby), each Employee Participant has the right to receive cash as payment for cancellation of such Employee Participant's Eligible Vacation Time in accordance with the following schedule:

               Number of Accrued Hours    Exchange Date
               -----------------------    -------------

               Up to 40 hours:            December 1, 1996 (hereby extended
                                          to the Exercise Date)
               Up to 80 hours:            December 1, 1997
               Remaining Balance:         December 1, 1998

The amount of cash that an Employee Participant is entitled to receive per eligible vacation hour is equal to that Employee Participant's compensation per hour as of the applicable exchange date (not including an extension) listed in the column above, less applicable withholding.

     (B) COMMON STOCK EXCHANGE.  In lieu of an exchange for cash pursuant
              ---------------------
to the Company's current policy described in paragraph 5(a), each Employee Participant that has not exchanged Eligible Vacation Time for cash shall have the option to exchange all, but not less than all, of their Eligible Vacation Time for shares of Common Stock. The number of shares of Common Stock that an Employee Participant shall be entitled to receive on such exercise shall be equal to (i) the amount of cash that such Employee Participant would have received if such Employee Participant converted all of such Employee Participant's Eligible Vacation Time into cash at such Employee Participant's compensation per hour as of January 1, 1997, divided by (ii) the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, fractional shares of Common Stock shall not be issued, and the number of shares of Common Stock calculated pursuant to the preceding sentence shall be rounded up to the next whole share.

                                       2.

          Following the effectiveness of a Registration Statement on Form S-8 relating to this Plan (the "Form S-8") to be filed with the Securities and Exchange Commission, the Board of Directors shall cause the Company to promptly circulate to Employee Participants the Election Form. Such Election Form shall designate the Exercise Date as the date by which an election must be made, and such additional information as the Board of Directors or management of the Company shall determine in their reasonable discretion. If the Employee Participant does not elect to purchase Common Stock by returning a properly completed Election Form on or before the Exercise Date, such Employee Participant's ability to purchase Common Stock under this Plan shall terminate, and the Employee Participant shall thereafter be entitled to carry forward Eligible Vacation Time that is not exchanged, or convert such time into cash as provided in the policy currently in place with respect to such Eligible Vacation Time.

          The Employee Participant may satisfy any Federal, state or local tax withholding obligation relating to the purchase of Common Stock by electing either of the following means: (1) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Employee Participant; or (2) authorizing the Company to withhold such amount from the February 28, 1997 paycheck to such Employee Participant from the Company.
Unless the Employee Participant directs the Company to do otherwise, the Company shall satisfy its withholding requirements by reducing the number of shares of the Common Stock issuable to the Employee Participant, as described in clause
(1) above.

6. TERMINATION. Nothing in the Plan or any instrument executed pursuant thereto shall confer on any Employee Participant any right to continue in the employ of the Company or any affiliate or shall affect the right of the Company or any affiliate to terminate such Employee Participant's employment with or without cause. This Plan shall terminate upon completion of the exchange of Common Stock contemplated pursuant to paragraph 5(b).

7.  EFFECTIVE DATE OF PLAN.

    The Plan shall become effective upon effectiveness of the Form S-8, or on such other date determined by the Board.

                                       3.

                                                                       EXHIBIT A
                                 ELECTION FORM
                      1997 ACCRUED VACATION EXCHANGE PLAN

                            SYQUEST TECHNOLOGY, INC.

                                FEBRUARY 3, 1997

______________________________                      ___________________________
Employee Name                                       Department

     The undersigned (the "Employee Participant") acknowledges receipt of the SyQuest Technology, Inc. 1997 Accrued Vacation Exchange Plan (the "Plan") and the Prospectus describing the Plan. Please check the box next to either Option
                                                                  ------
1 or Option 2 (you may elect only one Option), provide the information required
                                  ---
by that Option, and sign and return this Election Form to Bob Fisch. THIS ELECTION FORM MUST BE COMPLETED AND RETURNED TO BOB FISCH NO LATER THAN 5:00 P.M. ON FEBRUARY 14, 1997, OR THE EMPLOYEE PARTICIPANT'S RIGHT TO PARTICIPATE IN THE PLAN WILL TERMINATE.

     The Employee Participant agrees that he/she has _________ total banked hours of unused vacation time, with a total value of $_____________, that were earned on or before December 31, 1995, and are Eligible Vacation Time as defined in the Plan.

________ OPTION 1: CONVERSION OF ALL ELIGIBLE VACATION TIME FOR SYQUEST COMMON STOCK

          Convert all of my Eligible Vacation Time into SyQuest Common Stock on February 14, 1997 pursuant to the terms of the Plan.

          If you choose Option 1, please check off one of the following tax withholding methods that you would like to use:

          ________ I authorize the Company to withhold my tax withholding obligation from my February 28, 1997 paycheck.

          ________ I authorize the Company to withhold shares of stock from this distribution to cover my tax withholding obligation.

________ OPTION 2: CONVERSION TO CASH OF UP TO FORTY (40) HOURS OF ELIGIBLE VACATION TIME

          Convert the number of hours of Eligible Vacation Time described below (40 HOURS OR LESS) into cash (net of applicable withholding) as described in the Plan. The remaining hours shall remain in the vacation bank.

          ___________ hours to be cashed out.


Date:  February ____, 1997              Signed:
                                               ---------------------------------
                                               [Add Name]


                                               ---------------------------------
                                               Manager



                                       4.

                                                                       EXHIBIT B

                            ACCRUED VACATION PAYOUT

                      Total
        Name          Hours
Abou-Jaoude            72.55
Abreu, Tony           137.79
Adams, Tim             57.25
Alaimo, Ben            51.81
Anderson, Becky        30.80
Arin, Haldun           15.40
Bennie, Jim           151.47
Brown, Ron             96.01
Brautigan, Ron         68.67
Bui, Ninh             143.71
Bullock, Ken          138.94
Chi, Xuan              99.73
Chin, Humphrey         82.07
Crawford, Brent       137.73
Dabestani, Reza        73.29
Dancil, Bob           236.32
Dequinia, Julita      118.81
Duong, Anh            178.06
Duong, Anh Phuong     241.13
Duong, Duc X.         263.23
Duong, Nhuan X.       134.23
Ellard, Doug           33.88
Eubank, Mark          224.10
Fader, Rolly          261.13
Gonzales, Josefina    242.35
Haburchak, Paul       153.70
Hanlon, Keith         126.77
Hodges, Dustin         38.93
Honigberg, Jason      255.76
Jerez, Rafael         193.06
Jung, Yih             236.13
Kay, Teong-Hoe        275.56
Keokham, Bourat       126.18
Khan, Jawad H.        288.00
Kim, Seng             155.39
Kim, Thach            212.07
King, Francis         272.00
Kuo, Chen-Yu          269.47
La, Huy               264.00
Lam, Co Quoc          252.34
Lee, Wes S.           174.85
Lee, Winny            106.01
Longo, Alan            60.75
Lor, Layso            288.00
Loria, Irwin John P.  179.39
Mack, Kevin            33.13
Mayo, Mike             55.93

                            ACCRUED VACATION PAYOUT

                             Total
        Name                 Hours
McDonald, Larry               54.07
McPherson, Maria             107.64
Mercer, Pat                  107.66
Miller (Jiminez), Eugenia     63.39
Miller, James W.             228.11
Mitchem, Randi                79.27
Morparia, Pradip             168.80
Morris, Frank                102.03
Nanez, Alicia                281.90
Nguyen, Susan Nga            234.32
Nhem, Sophak                 254.41
Nichols, Wendell              41.79
Nusratty, Hasina             256.35
Ortega, Magna                264.00
Pang, Phuong Kim             239.42
Patel, Bina                  216.00
Patel, Laxmi                 187.56
Pederson, Rich                18.95
Perona, Leigh                241.33
Pineda, Elvira               143.01
Poole, Tom                   140.27
Providence, Etonio            14.80
Riley, David                 134.15
Robello, Ronann               37.62
Rustia, Frank                164.53
Salazar, Raul                259.00
Shellen, Jay                  46.53
Singh, Santokh               235.56
Stepan, Lai-Ying             243.15
Swanson, Charles              16.13
Szirmay, Robert               58.51
Tan, Pha                     275.12
Tannert, Hans                180.98
Tien, Kevin                  210.49
Trieu, Mary                  252.39
Vezian, Marc                  10.77
Vogel, Karin                   9.24
Vu,Lieu D.                   251.59
Vuong, Jeannie Chau          238.80
Warszawski, Janusz            71.71
Weinzierl, Jeff               33.88
Wilson, Ross                  84.01
Wong, Chung                   75.19
Wong, George                 288.00
Wong, Philip                 258.81
Zalewski, Andy               288.00


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